Exhibit 10.2

FIRST AMENDMENT AGREEMENT

This FIRST AMENDMENT AGREEMENT, dated as of May 6, 2014 (this “Agreement”), is entered into by and among RAYONIER INC., a North Carolina corporation (“Rayonier”), RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”) and RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”; each of Rayonier, TRS and ROC being referred to herein individually as a “Borrower”, and collectively as the “Borrowers”), the several banks, financial institutions and other institutional lenders party hereto and COBANK, ACB (“CoBank”), as administrative agent (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:

(1)The Borrowers, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of December 17, 2012 (as amended, supplemented or otherwise modified, the “Credit Agreement”);
(2)The Borrowers have requested to amend the Credit Agreement as set forth below; and
(3)The Administrative Agent and the Lenders party hereto are willing to amend the Credit Agreement, upon the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and in order to induce the parties hereto to enter into the transactions described herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Administrative Agent, the Lenders party hereto and the Borrowers hereby covenant and agree as follows:
SECTION 1.Definitions. All capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.
SECTION 2.Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Commitment Reduction Date” means the date that is five (5) Business Days after the Distribution Date.

“Distribution” means the distribution, on a pro rata basis, of all the outstanding common shares of SpinCo owned by Rayonier to holders of common shares of Rayonier on the Record Date.

“Distribution Date” means the date of the consummation of the Distribution, which shall be determined by the board of directors of Rayonier in its sole and absolute discretion.

“Effective Time” means 11:59 p.m., New York City time, on the Distribution Date.

“Group Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or (iii) the capital or profit interests, in the

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case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Products” means Rayonier A.M. Products, LLC, a Delaware limited liability company, and its successors and assigns.

“Rayonier Business” means all businesses, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) conducted at any time prior to the Effective Time by Rayonier or SpinCo or any of their respective Group Subsidiaries, other than the SpinCo Business.

“Record Date” means the close of business on the date to be determined by the board of directors of Rayonier as the record date for determining holders of common shares of Rayonier entitled to receive shares of common stock of SpinCo pursuant to the Distribution.

“Separation” means the separation of the SpinCo Business from the Rayonier Business.

“SpinCo” means Rayonier Advanced Materials Inc., a Delaware corporation, and its successors and assigns.

“SpinCo Business” means (a) the business, operations and activities of the Performance Fibers segment of Rayonier conducted at any time prior to the Effective Time by Rayonier, SpinCo or any of their current or former respective Group Subsidiaries and (b) any terminated, divested or discontinued businesses, operations and activities that, at the time of termination, divestiture or discontinuation, primarily related to the business, operations or activities described in clause (a) as then conducted.

“SpinCo Transaction Debt” means Debt incurred by SpinCo, Products and/or one or more of their respective Group Subsidiaries, in each case, in contemplation of, and in connection with, the proposed Separation and Distribution, in an aggregate principal amount not to exceed $1,025,000,000, and any Guarantees issued by SpinCo, Products or any of their respective Group Subsidiaries in respect of all or any portion of such Debt, so long as such Debt is non-recourse to Rayonier (other than with respect to any guarantee by Rayonier in respect of all or any portion of such Debt which is in the form of unsecured senior notes, which guarantee shall terminate and be released no later than the Distribution Date) and its Group Subsidiaries (other than SpinCo, Products and their respective Group Subsidiaries) and to the assets of the Rayonier Business (other than on the terms and for the period of time described above).

“Term Loan Commitment Reduction” means the permanent pro rata reduction of the respective Commitment of each of the Lenders such that the aggregate amount of the Commitments of all Lenders after giving effect to such reduction equals $100,000,000 on the Commitment Reduction Date.

“Term Loan Prepayment” means the prepayment of the amount of Advances, if any, in excess of $100,000,000 on the Commitment Reduction Date, together with the payment of accrued interest to the date of such prepayment on the principal amount (if any) prepaid.

(b)    Section 2.05 of the Credit Agreement is amended in its entirety to read as follows:

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SECTION 2.05.     Termination or Reduction of the Commitments. Rayonier shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Notwithstanding the foregoing, the Commitments of the Lenders shall automatically be reduced pursuant to the Term Loan Commitment Reduction on the Commitment Reduction Date.

(c)    Section 2.11 of the Credit Agreement is amended in its entirety to read as follows:

SECTION 2.11.     Prepayments of Advances. Any Borrower may, upon notice to the Administrative Agent no later than 11:00 a.m. (New York City time) on the Business Day of the proposed date of the prepayment in the case of Alternate Base Rate Advances and on the third Business Day prior to the proposed date of the prepayment in the case of Eurodollar Rate Advances or Quoted Rate Advances, in each case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances owed by such Borrower comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (y) in the event of any such prepayment of a Eurodollar Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 2.23 and (z) such Borrower shall not be required to comply with the notice requirements set forth above or clause (x) of this proviso, in each case, with respect to Advances prepaid in connection with the Term Loan Prepayment.

(d)    Section 5.03(a) of the Credit Agreement is amended in its entirety to read as follows:

(a) Dividends. If any Default (other than an Event of Default under Section 6.01(a)) shall have occurred and be continuing or would immediately result therefrom, make, or permit any of its Subsidiaries to make, any Restricted Payments, other than Restricted Payments necessary for each of Rayonier and any of its Subsidiaries that are REITs to maintain their respective tax status as a REIT and other than, so long as no Event of Default has occurred and is then continuing or would result immediately therefrom, Restricted Payments by Rayonier on the Distribution Date constituting the Distribution. If an Event of Default under Section 6.01(a) shall have occurred and be continuing, Rayonier shall not make, and shall not permit any of its Subsidiaries to make, any Restricted Payments whatsoever. Notwithstanding anything to the contrary contained in this Section, any Subsidiary of Rayonier can make at any time Restricted Payments to Rayonier, any other Subsidiary of Rayonier or any other Person that owns Capital Stock in such Subsidiary of Rayonier, ratably according to their respective equity ownership of the type of Capital Stock in respect of which such Restricted Payment is being made.

(e)    The preamble to Section 5.03(d) of the Credit Agreement is amended in its entirety to read as follows:

(d) Asset Sales. Convey, transfer, sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Capital Stock of

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any Subsidiary (excluding any such conveyance, transfer, sale, lease or other disposition or series of related conveyances, transfers, sales, leases or other dispositions (t) constituting the Distribution by Rayonier on the Distribution Date, (u) having an aggregate Fair Market Value not in excess of $500,000, (x) to the extent constituting the issuance of Capital Stock of any Subsidiary of Rayonier to Rayonier or any of its Wholly Owned Subsidiaries, (y) to the extent constituting a casualty event with respect to which Rayonier or any of its Subsidiaries has received cash payments from unaffiliated third party insurance providers at least equal to the Fair Market Value of the asset subject thereto, or (z) to the extent constituting a condemnation event with respect to which Rayonier or any of its Subsidiaries has received cash payments or other property from governmental authorities or other Persons having condemnation power by law at least equal to the Fair Market Value of the asset subject thereto) (each an “ Asset Sale”), other than:

(f)    Clause (vii) of Section 5.03(g) of the Credit Agreement is amended it its entirety to read as follows:
(vii) obligations under any Interest Rate Agreement or any other swap agreement not entered into for speculative purposes;
(g)    Clause (viii) of Section 5.03(g) of the Credit Agreement is deleted in its entirety and replaced with the following:
(viii) the SpinCo Transaction Debt; and
(ix) Debt other than Debt described in clauses (i) through (viii) of this Section 5.03(g); provided that the aggregate principal amount of Debt permitted pursuant to this clause (ix) shall not in the aggregate at any time outstanding exceed 15% of the Consolidated Net Tangible Assets of Rayonier and its Subsidiaries determined as of the most recently ended Fiscal Quarter for which financial statements have been or are required to have been delivered pursuant to Section 5.01(k).
(h)    Clauses (k) and (l) of Section 6.01 of the Credit Agreement are deleted in their entirety and replaced with the following:
(k) Any Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, insolvent or is being terminated, within the meaning of Title IV of ERISA, or has been determined to be “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA and as a result of such reorganization, insolvency, termination or determination the aggregate annual contributions of such Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization, insolvent, being terminated or in endangered or critical status have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $25,000,000;
(l) The Guarantee Agreement shall cease, for any reason, to be, or shall be asserted in writing by any Loan Party not to be, in full force and effect, other than pursuant to the terms thereof and hereof; or

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(m) The Term Loan Prepayment shall not have occurred on the Commitment Reduction Date;
SECTION 3.Conditions of Effectiveness. This Agreement shall become effective in the order and in the manner herein described, as of the first date upon which each of the conditions precedent set forth in this Section 3 shall be satisfied or waived in accordance with Section 8.01 of the Credit Agreement:
(a)    The Administrative Agent (or its counsel) shall have received from each Borrower and from each other party hereto (including the Administrative Agent and Lenders and Voting Participants constituting the Required Lenders) an executed signature page counterpart of this Agreement.
(b)    The Administrative Agent shall have received, to the extent invoiced in reasonable detail, reimbursement or payment of all reasonable out of pocket expenses (including reasonable fees, charges and disbursements of Moore & Van Allen PLLC) required to be reimbursed or paid by the Borrowers pursuant to Section 8.04 of the Credit Agreement in connection with the preparation, negotiation, execution and delivery of this Agreement.
SECTION 4.Confirmation of Representations and Warranties.
(c)    Each Borrower hereby represents and warrants, on and as of the date hereof, that (i) the execution, delivery and performance by such Borrower of this Agreement and the transactions contemplated hereby have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by such Borrower, and (ii) this Agreement has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, subject to (1) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (3) implied covenants of good faith and fair dealing.
(d)    Each Borrower hereby represents and warrants that, both on and as of the date hereof, both before and after giving effect to this Agreement, no Default or an Event of Default under the Credit Agreement has occurred and is continuing.
SECTION 5.Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 6.Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 7.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY

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OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 8.Jurisdiction; Consent to Service of Process.
(a)    Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
(b)    Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 8. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
RAYONIER INC.

By /s/ MICHAEL H. WALSH
    Name: Michael H. Walsh
    Title: Treasurer

RAYONIER OPERATING COMPANY LLC

By /s/ MICHAEL H. WALSH
    Name: Michael H. Walsh
    Title: Treasurer

RAYONIER TRS HOLDINGS INC.

By /s/ MICHAEL H. WALSH
    Name: Michael H. Walsh
    Title: Treasurer

RAYONIER INC.
FIRST AMENDMENT

COBANK, ACB, as Administrative Agent and a Lender

By /s/ ZACHARY CARPENTER
    Name: Zachary Carpenter
    Title: Vice President

RAYONIER INC.
FIRST AMENDMENT

AGFIRST FARM CREDIT BANK, as a Voting Participant

By /s/ STEVEN J. O'SHEA
    Name: Steven J. O'Shea
    Title: Vice President

RAYONIER INC.
FIRST AMENDMENT

AGSTAR FINANCIAL SERVICES, FLCA, as a Voting Participant

By /s/ GRAHAM J. DEE
    Name: Graham J. Dee
    Title: AVP Capital Markets

RAYONIER INC.
FIRST AMENDMENT

FARM CREDIT BANK OF TEXAS, as a Lender

By /s/ LUIS M. H. REQUEJO
    Name: Luis M. H. Requejo
    Title: Director Capital Markets

RAYONIER INC.
FIRST AMENDMENT

AMERICAN AGCREDIT, PCA, as a Lender

By /s/ MICHAEL J. BALOK
    Name: Michael J. Balok
    Title: Vice President

RAYONIER INC.
FIRST AMENDMENT

FARM CREDIT EAST, ACA, as a Lender

By /s/ JAMES M. PAPAI
    Name: James M. Papai
    Title: Sr. Vice President

RAYONIER INC.
FIRST AMENDMENT

FARM CREDIT SERVICES OF AMERICA, PCA,
as a Lender

By /s/ BEN FOGLE
    Name: Ben Fogle
    Title: Vice President

RAYONIER INC.
FIRST AMENDMENT

1ST FARM CREDIT SERVICES, FLCA, as a Lender

By /s/ COREY J. WALDINGER
    Name: Corey J. Waldinger
    Title: Vice President, Capital Markets Group

RAYONIER INC.
FIRST AMENDMENT

Badgerland Financial, FLCA , as a Voting Participant

By /s/ KENNETH H. RUE
    Name: Kenneth H. Rue
    Title: VP, Capital Markets

RAYONIER INC.
FIRST AMENDMENT

FARM CREDIT MID-AMERICA, FLCA, f/k/a FARM CREDIT SERVICES OF MID-AMERICA, FLCA, as a Voting Participant

By /s/ RALPH M. BOWMAN
    Name: Ralph M. Bowman
    Title: Vice President Capital Markets

RAYONIER INC.
FIRST AMENDMENT

FARM CREDIT WEST, FLCA, as a Voting
Participant

By /s/ JOHN BOYES
    Name: John Boyes
    Title: EVP - Capital Markets

RAYONIER INC.
FIRST AMENDMENT

UNITED FCS, FLCA D/B/A FCS COMMERCIAL FINANCE GROUP, as a Voting Participant

By /s/ LISA CASWELL
    Name: Lisa Caswell
    Title: Vice President

RAYONIER INC.
FIRST AMENDMENT

Frontier Farm Credit, ACA, as a Voting Participant

By /s/ STUART R. HAYS
    Name: Stuart R. Hays
    Title: Vice President

RAYONIER INC.
FIRST AMENDMENT

GREENSTONE FARM CREDIT SERVICES,
ACA/FLCA, as a Lender

By /s/ ALFRED S. COMPTON JR.
    Name: Alfred S. Compton, Jr.
    Title: SVP/Managing Director

RAYONIER INC.
FIRST AMENDMENT

Northwest Farm Credit Services, FLCA, as a Voting Participant

By /s/ CANDY BOSWELL
    Name: Candy Boswell
    Title: Vice President

RAYONIER INC.
FIRST AMENDMENT